                                  Schedule 14A
                                 (Rule 14a-101)
                     Information required in proxy statement
                            Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934 (Amendment No. ______)


Filed by Registrant [x]
Filed by party other than the Registrant [  ]

Check the appropriate box:


[ ]      Preliminary Proxy Statement


[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement


[X]      Definitive Additional Materials


[ ]      Soliciting Material Pursuant to Section 240.14a-12


                       INTERNATIONAL SPORTS WAGERING, INC.
                       -----------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

--------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)      Total fee paid:

--------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount Previously Paid:

--------------------------------------------------------------------------------

2.       Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

3.       Filing Party:

--------------------------------------------------------------------------------

4.       Date Filed:

--------------------------------------------------------------------------------

                       INTERNATIONAL SPORTS WAGERING INC.

                                 2 Andrews Road

                         West Paterson, New Jersey 07424

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be held on February 28, 2001

                                ----------------


         TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN to the stockholders of INTERNATIONAL SPORTS WAGERING INC., a Delaware corporation (the "Company"), that the Annual Meeting of Stockholders (the "Meeting") will be held at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, NJ 07004, at 10:00 a.m., local time, on February 28, 2001 for the following purposes:

         1. To elect a board of five directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

         2. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to Interactive Systems Worldwide Inc.;

         3. To ratify the selection of KPMG LLP as the Company's independent public accountants for the fiscal year ending September 30, 2001; and

         4. To transact such other and further business as may properly come before the Meeting or any adjournments thereof.


         Only stockholders of record of the Company at the close of business on January 22, 2001 are entitled to notice of and to vote at the Meeting or any adjournments thereof. The stock transfer books will not be closed.

         A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000 accompanies this notice.

                                By Order of the Board of Directors,


                                Barry Mindes
                                Chairman of the Board of Directors

West Paterson, New Jersey
February 1, 2001

                                RETURN OF PROXIES

         WE HOPE YOU PLAN TO ATTEND THE MEETING IN PERSON, BUT IN ANY EVENT YOU ARE URGED TO MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BY THE STOCKHOLDER AT ANY TIME PRIOR TO THE VOTING OF THE PROXY.

                       INTERNATIONAL SPORTS WAGERING INC.

                                 PROXY STATEMENT

                                     GENERAL

         The enclosed proxy ("Proxy") is solicited by the Board of Directors (the "Board") of INTERNATIONAL SPORTS WAGERING INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, New Jersey 07004, on February 28, 2001 at 10:00 a.m., local time, or at any adjournments thereof (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the foregoing Notice of Annual Meeting of Stockholders and this Proxy Statement. This Proxy Statement and the related form of Proxy are being mailed on or about February 1, 2001, to all stockholders of record of the Company on January 22, 2001. Any Proxy given by a stockholder may be revoked by the stockholder at any time prior to the voting of the Proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later dated Proxy or by attending the Meeting and voting in person.

         The management of the Company knows of no business other than that specified in Items 1, 2 and 3 of the Notice of Annual Meeting of Stockholders which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

                             SOLICITATION OF PROXIES

         The persons named as proxies are Barry Mindes, Chairman of the Board of the Company, and Bernard Albanese, Director, President and Treasurer of the Company. Shares of the Company's common stock, par value $.001 per share ("Common Stock"), represented at the Meeting by the enclosed Proxy will be voted in the manner specified by the stockholder. In the absence of specification, the Common Stock will be voted (i) FOR the election of each of the five persons nominated by the Board to serve as directors, (ii) FOR amendment to the Company's Certificate of Incorporation to approve a change in the Company's name to Interactive Systems Worldwide Inc., (iii) FOR the ratification of the selection of KPMG LLP as the Company's independent public accountants for the fiscal year ending September 30, 2001 and (iv) in the discretion of the proxies, on any other business which may properly come before the Meeting.

         The cost of preparing, assembling and mailing the Notice of Annual Meeting, the Proxy, this Proxy Statement and the other material enclosed will be borne by the Company. In addition to solicitation of proxies by use of the mails, officers and employees of the Company, without extra remuneration, may solicit proxies personally, by telephone or other means of communication. The Company may also request brokerage houses, banking institutions and other custodians, nominees and fiduciaries, with respect to Common Stock held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares and may reimburse them for their reasonable expenses in forwarding the proxy material.

                      SHARES OUTSTANDING AND VOTING RIGHTS


         Only stockholders of record at the close of business on January 22, 2001 (the "Record Date") will be entitled to notice of and to vote at the Meeting or any adjournments thereof. On the Record Date, the issued and outstanding securities of the Company entitled to vote at the Meeting consisted of 8,953,392 shares of Common Stock. There was no other class of voting securities outstanding on the Record Date. Each outstanding share of Common Stock is entitled to one vote which may be cast in person or by proxy duly authorized in writing. No shares have cumulative voting rights.


         The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting shall constitute a quorum for the transaction of business. Directors are elected by a plurality of the voting power of the issued and outstanding Common Stock of the Company present in person or represented by duly executed proxy at the Meeting and entitled to vote on the election of directors. Approval by the affirmative vote of a majority of the outstanding Common Stock entitled to vote is required for the amendment to the Certificate of Incorporation described herein to be adopted. To act on all other matters before or to come before the Meeting, the affirmative vote of the majority of the voting power of the issued and outstanding Common Stock of the Company present in person or represented by duly executed proxy at the Meeting and entitled to vote on such subject matter will be required.

                               SECURITY OWNERSHIP


         The following table sets forth, as of January 22, 2001, certain information regarding the beneficial ownership of the Company's outstanding Common Stock by (i) each person known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each current director and executive officer of the Company, (iii) each nominee for election as director and (iv) all directors and executive officers as a group. As of January 22, 2001, there were outstanding 8,953,392 shares of the Company's Common Stock. No shares of the Company's Preferred Stock, par value $.001 per share, were outstanding.



Name and Address of Beneficial Owner (1)                   Amount and Nature of
                                                           Beneficial Ownership (2)      Percent of Class (3)

Barry Mindes (4)                                                 3,023,952                       33.8


Mindes Family Limited Partnership                                1,511,523                       16.9


Bernard Albanese (5)                                               442,419                        4.8


The Marie Albanese Trust, Marie Albanese                           302,304                        3.4
 and Christine Albanese, trustees (6)


Fredric Kupersmith (7)                                              62,696                           *


Janet Mandelker (8)                                                 58,661                           *


Harold Rapaport (9)                                                 81,322                           *


Barry Rubenstein (10)                                              593,000                        6.6


Andrew Harbison (11)                                               185,990                        2.0


All directors and executive officers as a group                  3,855,040                       43.1
(6 persons) (12)

--------------------------------------------------------------------------------------------------------------------------


* Less than 1%


(1) The address of each beneficial owner identified is c/o International Sports Wagering Inc., 2 Andrews Road, West Paterson, NJ 07424, except as indicated in Note 10.
(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them (see Note 10). A person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days of the date hereof upon the exercise of options, warrants or convertible securities.
(3) Each beneficial owner's percentage ownership is determined by assuming that (i) options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date hereof have been exercised or converted and are outstanding and (ii) 8,953,392 shares of Common Stock are outstanding, before any consideration is given to options, warrants or convertible securities.
(4) Includes 1,511,523 shares held by Mindes Family Limited Partnership, the general partner of which is an entity wholly-owned by Mr. Mindes. Mr. Mindes disclaims beneficial ownership of the shares owned by Mindes Family Limited Partnership to the extent such shares of Common Stock exceed his proportionate interest therein. Does not include shares of Common Stock beneficially owned by Mr. Mindes' daughter, Janet Mandelker, as to which Mr. Mindes disclaims beneficial ownership.

(5) Includes 291,267 shares underlying options held by Mr. Albanese which are exercisable within 60 days of the date hereof.
(6) Marie Albanese and Christine Albanese are the wife and daughter, respectively, of Mr. Albanese. Mr. Albanese disclaims beneficial interest in the shares of Common Stock held in such Trust.
(7) Includes 43,500 shares underlying options held by Mr. Kupersmith which are exercisable within 60 days of the date hereof.
(8) Represents 58,661 shares underlying options held by Ms. Mandelker which are exercisable within 60 days of the date hereof. Does not include any shares held by Mindes Family Limited Partnership, in which Ms. Mandelker has a beneficial interest. Ms. Mandelker disclaims beneficial interest in shares held by Mindes Family Limited Partnership to the extent such shares exceed her proportionate interest therein.
(9) Includes (i) 52,604 shares underlying options held by Mr. Rapaport which are exercisable within 60 days of the date hereof and (ii) 21,161 shares owned by Rapaport Family Limited Partnership, of which Mr. Rapaport is the General Partner. Mr. Rapaport disclaims beneficial interest in shares held by Rapaport Family Limited Partnership to the extent such shares exceed his proportionate interest therein.
(10) Includes 193,000 shares owned by Woodland Partners, 40,000 shares owned by Brookwood Partners, L.P., 120,000 shares owned by Seneca Ventures and 240,000 shares owned by Woodland Venture Fund. The address for Barry Rubenstein and the investment partnerships of which he or entities controlled by him is general partner is 68 Wheatley Road, Brookville, NY 11545. Woodland Partners is a general partnership, the general partners of which are Barry Rubenstein and Marilyn Rubenstein, his wife. Each general partner shares voting power and dispositive power over the shares owned by Woodland Partners. Brookwood Partners, L.P. is a limited partnership, the general partners of which are Barry Rubenstein and Marilyn Rubenstein, each of whom share voting and dispositive power over the shares owned by Brookwood Partners, L.P. Seneca Ventures and Woodland Venture Fund are each limited partnerships, the general partners of which are Barry Rubenstein and Woodland Services Corp. Barry Rubenstein is the sole shareholder of Woodland Services Corp. Barry Rubenstein and Woodland Services Corp. share voting and dispositive power over the shares owned by Seneca Ventures and Woodland Venture Fund.
(11) Includes 149,714 shares underlying options held by Mr. Harbison which are exercisable within 60 days of the date hereof.
(12) Includes (i) 1,511,523 shares held by Mindes Family Limited Partnership (see Note 4 above), (ii) 21,161 shares held by Rapaport Family Limited Partnership (see Note 9 above) and (iii) an aggregate of 595,746 shares underlying options held by all directors and executive officers as a group which are exercisable within 60 days of the date hereof. Does not include 302,304 shares held by The Marie Albanese Trust (see Note 6 above).

Certain Relationships and Related Transactions

         On January 12, 2000, Barry Rubenstein, investment partnerships in which Mr. Rubenstein or entities controlled by him is general partner and certain other accredited investors (collectively the "Investors") purchased 800,000 shares of the Company's Common Stock (the "Shares"), at a price of $1.25 per share, a total of $1,000,000, in a private transaction that was not registered under the Securities Act of 1933, as amended ("Act"). The Company also agreed to promptly file a Registration Statement with the Securities and Exchange Commission ("SEC") in order to register the Shares under the Act. A Registration Statement on Form S-3 covering the Shares, and other shares of Common Stock, was filed with the SEC and declared effective on May 5, 2000. The Company believes that it was in the best interests of the Company and its stockholders to enter into this transaction because the proceeds of this transaction plus the Company's existing resources (a) provided the Company with the funds necessary to continue its business and its research and development activities while pursuing negotiation of domestic and international licensing opportunities; and
(b) helped the Company in its attempt to meet the Net Tangible Asset requirement for continued listing of the Company's Common Stock on NASDAQ (Small Cap).

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominations and Election of Directors

         The Board has nominated Bernard Albanese, Fredric Kupersmith, Barry Mindes, Janet Mandelker and Harold Rapaport (all of whom are members of the present Board of the Company and all of whom have been elected for a term ending at the Meeting) to serve as directors of the Company until the Company's 2002 annual meeting of stockholders and until their respective successors have been elected and qualified.

         Unless otherwise specified, shares represented by proxies will be voted in favor of the election of all of the nominees, except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such persons as the Board may recommend. Management does not presently contemplate that any of the nominees will become unavailable for any reason.

     THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.


Information Covering Nominees

         The following table sets forth the names of the nominees and certain information with regard to each nominee.

         Name                      Age   Position with the Company
         ----                      ---   -------------------------

         Barry Mindes              69    Chairman of the Board and Secretary

         Bernard Albanese          53    President, Treasurer (Chief Financial
                                         Officer) and Director

         Fredric Kupersmith (1)    67    Director

         Janet Mandelker (1)(2)    33    Director

         Harold Rapaport (1)(2)    78    Director

-------------------------------------------------------------------------------
(1)      Member of the Audit Committee
(2)      Member of the Stock Option Committee

         Barry Mindes is the founder of the Company and has served as Chairman of the Board of the Company since inception. Since December 1998, he has also served as Secretary of the Company. From inception through August 1996, he also served as Chief Executive Officer, President and Secretary of the Company, and from inception to July 1995, he also served as Treasurer of the Company. Mr. Mindes founded Systems Enterprises Inc., a predecessor to the Company, in December 1992, and from its inception until its merger with the Company in May 1995, served as its only officer, director and stockholder.

         Bernard Albanese has served as President of the Company since September 1996, as Treasurer since July 1995, as Vice President-Systems from July 1995 until August 1996, and as a director since October 1996. From 1993 to 1995, Mr. Albanese was Vice President--Operations of Advanced Data Systems Inc., a provider of medical-related computer systems, in which position he was responsible for all installation, training and telephone support for an installed base of over 1,000 customers.

         Fredric Kupersmith has served as a director of the Company since October 1996. Since 1977, Mr. Kupersmith has been President of Polsim Consultants Inc., a private company that provides consulting services in communications, computer and television systems. From 1971 to 1992, Mr. Kupersmith held various executive positions at New York City Off-Track Betting Corporation, including Vice President of Computers and Communications Systems.

         Janet Mandelker has served as a director of the Company since July 1995. Since March 1999, she has been pursuing graduate studies. From June 1998 until March 1999, she was an independent consultant. From December 1997 until June

1998, Ms. Mandelker served as a financial analyst with DePuy ACE Medical Company. From October 1996 through November 1997, she was an independent consultant. From 1992 until October 1996, Ms. Mandelker served as Assistant Managing Director of KuwAm Corporation, a private investment firm.

         Harold Rapaport has served as a director of the Company since July 1995. Mr. Rapaport is an electronics, communications and computer executive with over 40 years experience in management, technology and marketing. He is President of Rapaport Associates, management consultants to high technology businesses. From 1982 until 1995, he was Chairman of Control Transaction Corporation, a manufacturer of computer-based point of sale systems. Mr. Rapaport served as Chairman of the Board of RE Harrington Inc. from 1987 to 1996, when it was acquired by Health Plan Services Inc.

         All directors hold their office until the next annual meeting of stockholders of the Company and until their respective successors are elected and qualified. There are no family relationships between any of the directors or executive officers of the Company except that Barry Mindes is the father of Janet Mandelker.

Information Concerning the Board of Directors and Committees

         The business and affairs of the Company are managed by the Board, which met six times and acted by unanimous written consent numerous times during the fiscal year ended September 30, 2000. During such fiscal year, all current directors attended at least 75% of the meetings of the Board and each of the Committees on which they served. The Board maintains two standing committees: the Audit Committee and the Stock Option Committee.

         The Audit Committee, consisting of Fredric Kupersmith, Janet Mandelker and Harold Rapaport, has authority to recommend annually to the Board the engagement of the Company's independent public accountants and to review the independence of the accounting firm, the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. In June 2000, the Board of Directors adopted a written charter for the Audit Committee. A majority of the members of the Audit Committee are independent as defined by the rules of the National Association of Securities Dealers. The Audit Committee met twice during the fiscal year ended September 30, 2000. The Audit Committee (a) reviewed and discussed the audited financial statements with management of the Company (b) discussed the matters required to be discussed by SAS 61, (c) received the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with KPMG their independence and (d) based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report in Form 10-KSB for the fiscal year ended September 30, 2000, as filed with the Securities and Exchange Commission.

         The Stock Option Committee, consisting of Janet Mandelker and Harold Rapaport, has authority to administer the Company's 1995 and 1996 Stock Option Plans, and in this capacity determines the persons to whom options should be granted under such Plans and the number of options to be granted to such persons. The Stock Option Committee held no meetings during the fiscal year ended September 30, 2000 but acted by unanimous written consent numerous times during such year.

         The Company does not have a nominating or a compensation committee.

                      EXECUTIVE OFFICERS AND KEY PERSONNEL

         Set forth below is certain information, as of January 22, 2001, regarding the executive officers and key personnel of the Company.

         Name                Age     Position with the Company
         ----                ---     -------------------------
         Barry Mindes        69      Chairman of the Board and Secretary

         Bernard Albanese    53      President, Treasurer (Chief Financial
                                     Officer)and Director
         Andrew Harbison     42      Vice President-Software Development

         Information relating to Mr. Mindes and Mr. Albanese is set forth under "Information Covering Nominees."


         Andrew Harbison has served as Vice President-Software Development of the Company since October 1996. From June 1995 to October 1996, Mr. Harbison served as Manager of Software Development of the Company. From 1993 to 1995, Mr. Harbison served as Vice President of Programming of Infomed Holdings, Inc., in which position he was in charge of the programming and data conversion department consisting of 25 individuals involved in developing computer systems for medical billing, clinical records and managed care systems.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company for the fiscal years ended September 30, 2000, 1999 and 1998 to Barry Mindes, the Company's Chairman of the Board and principal executive officer, and to each of the most highly compensated executive officers and key personnel, whose annual base salary and bonus compensation exceeded $100,000.

                           Summary Compensation Table

                                                Annual
                                           Compensation (1)                      Long Term Compensation
                                           ----------------                      ----------------------
                                                                            Awards                     Payouts
                                                                            ------                     -------
                                                                          Securities
        Name and Principal Position                                       Underlying                  All Other
                                          Year       Salary                 Options                  Compensation
                                                       ($)                    (#)                        ($)

      Barry Mindes                        2000       212,115                  -0-                        -0-
      Chairman of the Board               1999       166,250                  -0-                        -0-
                                          1998       127,500                  -0-                        -0-

      Bernard Albanese                    2000       179,615                60,000      (2)              -0-
      President and Treasurer             1999       152,500                45,000      (2)              -0-
                                          1998       150,000                80,000      (2)              -0-

      Andrew Harbison                     2000       134,423                24,000      (3)              -0-
      Vice President-Software             1999       122,423                30,000      (3)              -0-
      Development                         1998       104,606                30,000      (3)              -0-
--------------------------------------------------------------------------------------------------------------------------

(1) Excludes personal benefits which did not exceed the lesser $50,000 or 10%, on annual basis, of such person's salary and bonus. There were no bonus payments made to any person shown in the Table during the fiscal years ended September 30, 2000, 1999 or 1998. No person listed in the Table received benefits or other annual compensation during the years shown that exceeded the lesser of $50,000 or 10% of such person's salary and bonus except for Mr. Mindes during the year ended September 30, 1998. In the fiscal year ended September 30, 1998, Mr. Mindes received benefits and other annual compensation amounting to approximately $19,600, consisting of $11,330 relating to lease payments for an automobile and $8,270 in other expenses relating to use of the automobile, premiums on life insurance, medical insurance and related expenses and certain other perquisites. (See "Employment Agreements" for a description of the employment agreements between the Company and each of Messrs. Mindes and Albanese, including the benefits payable thereunder.)
(2) On October 12, 1999, Mr. Albanese was granted options to purchase 60,000 shares of Common Stock at an exercise price of $0.69 per share, and on December 21, 1998 he was granted options to purchase 45,000 shares of Common Stock at an exercise price of $1.41 per share, in each case such prices represented the fair market value of the Common Stock on such dates. On March 16, 1998, Mr. Albanese was granted options to purchase 80,000 shares of

         Common Stock at an exercise price of $0.72 per share, the fair market value of the Common Stock on such date, upon the surrender of options to purchase a similar number of shares previously granted to him at a higher exercise price.
(3) On October 12, 1999, Mr. Harbison was granted options to purchase 24,000 shares of the Company's Common Stock at an exercise price of $0.69 per share, and on December 21, 1998 he was granted options to purchase 30,000 shares of Common Stock at in exercise price of $1.41 per share, in each case such prices represented the fair market value of the Company's Common Stock on such dates. On February 23, 1998, Mr. Harbison was granted an option to purchase 30,000 shares of Common Stock at an exercise price of $0.67 per share, the fair market value of the Common Stock on such date, upon the surrender of options to purchase a similar number of shares previously granted to him at a higher exercise price.

Stock Option Tables

                        Option Grants in Last Fiscal Year

         The following tables sets forth for the fiscal year ended September 30, 2000, the options to purchase Common Stock granted to the executives named below.

                                                     Individual Grants

                                                     Percent of Total
                             Number of Securities    Options Granted to
                             Underlying Options      Employees in              Exercise Price
Name                         Granted                 Fiscal Year (1)           ($/Sh)(2)         Expiration Date
-------------------------------------------------------------------------------------------------------------------
Barry Mindes, Chairman of
the Board                             -0-                      -0-                   ---                  ---

Bernard Albanese,
President and Treasurer            60,000 (3)                  22.4                  0.69          October 11, 2009

Andrew Harbison,
Vice President-Software
Development                        24,000 (3)                   9.0                  0.69          October 11, 2009
-------------------------------------------------------------------------------------------------------------------

(1) During the fiscal year ended September 30, 2000, the Company granted a total of 268,000 options to employees under the 1995 and 1996 Stock Option Plans. This number was used in calculating the percentages set forth above.
(2) The exercise price is equal to the fair market value of the Common Stock on the date of the grant of such options.
(3) Represents options granted on October 12, 1999, which vest in four equal annual installments, commencing on the first anniversary of the date of grant (see Notes 3 and 5 to Summary Compensation Table).

               Aggregate Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

         The following table sets forth, as of September 30, 2000, information concerning outstanding options to purchase Common Stock held by the executives named below.

                                                              Number of Securities         Value of Unexercised
                                                             Underyling Unexercised        "In-the Money" Options
                                                           Options at September 30, 2000   at September 30, 2000(1)
                                                           -----------------------------   ------------------------
                           Shares
                           Acquired on   Value Realized
                           Exercise      (2)                  Exercisable  Unexercisable  Exercisable  Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Barry Mindes
Chairman of the Board          -0-             -0-              -0-           -0-           -0-           -0-

Bernard Albanese
President and Treasurer        -0-             -0-            234,600       116,667       $91,765       $37,050

Andrew Harbison
Vice President-Software
Development                    -0-             -0-            123,714        54,000       $48,608       $15,030
--------------------------------------------------------------------------------------------------------------------------

(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the Common Stock on such date exceeds the exercise price of the option. The last sales price of the securities underlying the options on September 29, 2000, was $1.125 per share.
(2) Value realized is the closing market price of the Common Stock on the date of exercise less the option price, multiplied by the number of shares acquired, or that could be acquired, on exercise.

Employment Agreements

         The Company entered into an employment agreement with Barry Mindes dated as of March 17, 2000, for the period from March 17, 2000 through December 31, 2002, pursuant to which (i) Mr. Mindes receives a base salary of not less than $250,000 per annum; (ii) such salary increases, bonuses or other incentive compensation as may be approved by the Board; (iii) such health and life insurance and other fringe benefits as may be provided to other executives of the Company; (iv) six weeks of vacation each year; and (v) severance equal to one year's base salary and continuation of fringe benefits at the end of the term of the Agreement. In the event that, during the term (a) the Company requests that he relocate and, as a consequence, he voluntarily terminates his employment, or (b) the Company terminates his employment other than for "cause" (as defined in the Agreement), or his employment terminates as a result of his death or disability, he or his representative is entitled to continued payment of his base salary and benefits for a period of one year. In addition, in the event of a "change of control" (as defined in the Agreement) of the Company during the term, followed by termination of his employment either (i) by the Company, other than as a result of death or disability or for cause, or (ii) by him for "good reason" (as defined in the Agreement), he is entitled to continued payment of base salary and benefits until the end of the term, but not for less than one year. In addition, Mr. Mindes is entitled to payment of such severance if, after a change of control, he elects voluntarily to terminate his employment with the Company. Mr. Mindes is also entitled, at the Company's expense, to the use of a leased automobile, including all operating, maintenance and insurance expenses. In addition, in lieu of participating in the health insurance program provided by the Company, Mr. Mindes may elect to participate in other health insurance (including Medicare), in which case the Company shall pay or reimburse him for (i) any deductible or co-payments required to be paid by him, (ii) any medical or hospitalization costs not reimbursed to him by such other health insurance (and/or Medicare) and (iii) the premiums for his existing life insurance policies in the amount of $200,000, provided that the aggregate payment or reimbursement per annum to which he shall be entitled for all of the foregoing during the term of the Agreement shall not exceed $13,400. Mr. Mindes' current base salary is $250,000 per annum.

         The Company entered into an employment agreement with Bernard Albanese dated as of March 17, 2000, for the period from March 17, 2000 through June 30, 2003, pursuant to which (i) Mr. Albanese receives a base salary of not less than $200,000 per annum; (ii) such salary increases, bonuses or other incentive compensation as may be approved by the Board; (iii) such health and life insurance and other fringe benefits as may be provided to other executives of the Company; (iv) four weeks of vacation each year; and (v) severance equal to one year's base salary in the event (a) the Company requests that he relocate and, as a consequence, he voluntarily terminates his employment, or (b) the Company terminates his employment other than for "cause" (as defined in the Agreement) or if his employment terminates as a result of his death or disability during the term or after the term but while he continues to be employed by the Company, or (c) upon expiration of the term of the Agreement without the Agreement being renewed or replaced. In addition, in the event of a "change of control" (as defined in the Agreement) of the Company, followed by termination of his employment either (i) by the Company, other than as a result of death or disability or for cause, or (ii) by him for "good reason" (as defined in the Agreement), he is entitled to (a) if termination occurs during the term, continued payment of base salary and benefits until the end of the term but not for less than one year, or (b) if termination occurs after the term, but while he is still employed by the Company, payment of one year's base salary and benefits. Mr. Albanese is also entitled, at the Company's expense, to the use of a leased automobile, including all operating, maintenance and insurance expenses. The Agreement also provides that if his employment terminates for any reason whatsoever, including his death or disability, other than by the Company for cause or by him voluntarily (other than as permitted by the Agreement), all stock options theretofore granted to him which have not become exercisable shall vest and become exercisable and remain exercisable in accordance with the Company's 1995 and 1996 Stock Option Plans and related stock option agreements. The Agreement also provides that if Mr. Albanese has been employed by the Company for a total of 10 years, he will have the right, in his discretion, to voluntarily retire from the Company and upon such retirement he is entitled to receive continuation of his base salary and benefits for a period of one year. Mr. Albanese's current base salary is $200,000 per annum.

         Each of Messrs. Mindes and Albanese have entered into agreements restricting competitive activities for 12 months following termination of their employment and prohibiting disclosure of confidential information of the Company.

Director Compensation

         Prior to October 1, 1998, outside directors did not receive any cash compensation for their services as members of the Board or Committees of the Board, although they were reimbursed for their out-of-pocket expenses incurred in attending Board and Committee meetings. Effective as of October 1, 1998, the Company paid each outside director $1,000 for each Board meeting attended, up to a maximum of $4,000 per fiscal year. Effective as of October 1, 2000, the Company pays each outside director $12,000 per year, payable quarterly. The Company also periodically grants to outside directors options to purchase Common Stock. Each of such outside directors have been granted options in prior fiscal years, all of which have been described in proxy statements previously furnished to the Company's stockholders (see "Security Ownership").

             PROPOSAL NO. 2 - AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION IN ORDER TO CHANGE THE COMPANY'S NAME

         On December 22, 2000, the Board of Directors of the Company unanimously adopted a resolution to amend the Company's Certificate of Incorporation, subject to approval of the stockholders, in order to change the Company's name to Interactive Systems Worldwide Inc. The purpose of the proposed name change is to reflect the changes in the business focus of the Company that have occurred during the past year. The Board believes that the existing name was too limiting and that the proposed name is more descriptive of the Company's business and technology.

         The change in corporate name will not affect the status of the Company or the rights of any stockholder in any respect, or the validity or transferability of stock certificates presently outstanding. The Company's stockholders will not be required to exchange stock certificates to reflect the new name. If a stockholder's shares of Common Stock are currently represented by a physical certificate, that certificate will continue to represent such stockholder's ownership of such shares, notwithstanding the change in the Company's name. Stockholders should keep the stock certificates they now hold, which will continue to be valid, and should not send them to the Company or its transfer agent. The Company will retain the trading symbol "ISWI" if the amendment is approved.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION IN ORDER TO CHANGE THE NAME OF THE COMPANY.

                   PROPOSAL NO. 3 - RATIFICATION OF SELECTION
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board and the Audit Committee have approved the engagement of KPMG LLP as the independent public accountants for the Company for the fiscal year ending September 30, 2001. KPMG LLP has served as the Company's independent public accountants since 1996. The Board considers KPMG LLP to be well qualified for the function of serving as the Company's independent public accountants.

         Unless otherwise specified, shares represented by proxies will be voted for the ratification of KPMG LLP as the independent public accountants for the Company. If the stockholders do not so approve, the selection of independent public accountants will be reconsidered by the Board.

         Representatives of KPMG LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

      THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE
                INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                                 OTHER BUSINESS

         Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying Proxy will vote such Proxy in their discretion.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the SEC. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and greater than 10% stockholders complied with these requirements during the fiscal year ended September 30, 2000.

                                  ANNUAL REPORT

         The Annual Report of the Company on Form 10-KSB for the fiscal year ended September 30, 2000, including financial statements but excluding exhibits, is being furnished herewith to stockholders of record of the Company on the Record Date. The Annual Report does not constitute a part of the proxy soliciting material.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Any stockholder desiring to present proposals to stockholders at the 2002 Annual Meeting of Stockholders of the Company must transmit such proposal to the Company in writing and such proposal must be received by the Secretary of the Company at its offices no later than October 31, 2001. All such proposals should be in compliance with applicable SEC regulations.

                                  By Order of the Board of Directors



                                  Barry Mindes
                                  Chairman of the Board

A copy of the Company's Annual Report on Form 10-KSB for the year ended September 30, 2000, including financial statements and schedules thereto filed with the SEC, is available without charge to stockholders upon written request addressed to Bernard Albanese, International Sports Wagering Inc., 2 Andrews Road, West Paterson, New Jersey 07424.

                       INTERNATIONAL SPORTS WAGERING INC.
                    2 Andrews Drive, West Paterson, NJ 07424

        PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 28, 2001

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints BARRY MINDES and BERNARD ALBANESE, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Common Stock, $.001 par value, of INTERNATIONAL SPORTS WAGERING INC. held of record by the undersigned on January 22, 2001, at the Annual Meeting of Stockholders of INTERNATIONAL SPORTS WAGERING INC., on February 28, 2001 at 10:00 a.m., local time, or at any adjournments thereof.

(1) Election of Directors

/ / FOR all nominees listed below (except as                                       / / WITHHOLD AUTHORITY to vote for all nominees
indicated otherwise below)                                                         listed below

INSTRUCTION: To withhold authority to vote for an individual nominee, write such nominee's name in the space below.
NOMINEES: Bernard Albanese, Fredric Kupersmith, Janet Mandelker, Barry Mindes and Harold Rapaport WITHHOLD AUTHORITY FOR THE FOLLOWING NOMINEES:


(2) To approve an amendment to the Company's Certificate of Incorporation to        FOR         AGAINST        ABSTAIN
change the name of the Company to Interactive Systems Worldwide Inc.                / /           / /            / /

(3) To ratify the selection of KPMG LLP as the Company's independent public         FOR         AGAINST        ABSTAIN
accountants for the fiscal year ending September 30, 2001.                          / /           / /            / /

(4) In their discretion, the Proxies are authorized to vote upon such other         FOR         AGAINST        ABSTAIN
business as may properly come before the meeting or any adjournments thereof.       / /           / /            / /

                              (To be signed below)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN ABOVE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When a proxy is given by a corporation, please give your full corporation name and have the proxy signed by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                          Date:                                       , 2001
                               ---------------------------------------

                          Stockholder:
                                      -------------------------------------


                          -------------------------------------------------
                          Signature


                          -------------------------------------------------
                          Signature if held jointly


              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMTLY
                          USING THE ENCLOSED ENVELOPE.